Andrew Berlin, Account Executive Jeffrey Myhre, VP - Editorial
Seven Penn Plaza ▪ New York, NY 10001 ▪ 212-564-4700 ▪ FAX 212-244-3075 ▪ www.plrinvest.com ▪ plrmail@plrinvest.com

HYDROGEN ENGINE CENTER, INC.
Nicole Fritz-Kemna,
Communications Director
(515) 295-3178
nkemna@hydrogenenginecenter.com

FOR IMMEDIATE RELEASE

HYDROGEN ENGINE CENTER, INC. WILL HOLD A CONFERENCE CALL ON JULY 27, 2007

TO PROVIDE BUSINESS UPDATE

ALGONA, IA, July 20, 2007 -- Hydrogen Engine Center, Inc., (OTCBB: HYEG), a designer, manufacturer and distributor of alternative-fueled internal combustion engines and distributed power generation equipment, will provide a business update on a conference call to be held Friday, July 27, 2007 at 11 a.m. EDT.

Those who wish to participate in the conference call may telephone 888-335-6674 from the U.S. or 973-321-1100 for international callers, passcode 9051562, approximately 15 minutes before the 11 a.m. EDT starting time. A digital replay will be available by telephone for two weeks and may be accessed by dialing 877-519-4471, from the U.S., or 973-341-3080 for international callers, passcode 9051562 or by logging on to Hydrogen’s website at www.hydrogenenginecenter.com. You will be able to listen by either Windows Media or Real Player approximately 2 hours after the completion of the call.

About Hydrogen Engine Center, Inc.
Hydrogen Engine Center, Inc. (HEC) designs, manufactures and distributes alternative-fueled internal combustion engines, engine controls and fuel delivery systems and power generation equipment for distributed power, agricultural, industrial, airport ground support, off-road vehicular, business and home applications. All HEC engines and power generation equipment are capable of running on a multitude of fuels, including but not limited to, hydrogen, ammonia, synthetic gas, coal bed methane, gasoline, and ethanol. HEC trades on the Bulletin Board under the symbol "HYEG.OB." Principal offices are located at 2502 E Poplar St., Algona, Iowa 50511. Visit www.hydrogenenginecenter.com or in the US dial 515-295-3178 for more information.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes, the Company's dependence on third-party suppliers, the availability of capital and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

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